PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
November 1, 2017		(804) 217-5897

DYNEX CAPITAL, INC. REPORTS
THIRD QUARTER 2017 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its third quarter 2017 results today. As previously announced, the Company's quarterly conference call to discuss these results is today at 10:00 a.m. Eastern Time and may be accessed using conference ID 99495662 via telephone in the U.S. at 1-866-392-3507 (internationally at 1-614-999-9383) or by live webcast which includes a slide presentation, the link for which is provided under “Investor Center” on the Company's website (www.dynexcapital.com).
Third Quarter 2017 Highlights

•	Comprehensive income to common shareholders of $0.27 per common share and net income to common shareholders of $0.15 per common share

•	Core net operating income to common shareholders, a non-GAAP measure, of $0.19 per common share

•	Dividend declared of $0.18 per common share

•	Book value per common share of $7.46 at September 30, 2017 compared to $7.38 at June 30, 2017 and $7.18 at December 31, 2016

•	Continued rotation into 30-year fixed-rate Agency RMBS through net purchases of $542.9 million in specified pools and TBA securities at an amortized cost (if settled) of $267.5 million

•	Leverage including the amortized cost basis of TBA securities (if settled) of 6.3x shareholders’ equity at September 30, 2017
Management's Remarks
"Our performance was solid this quarter as we generated an economic return for our shareholders of 3.5%," commented Byron L. Boston, President and CEO. "We reported core net operating income of $0.19 per common share for the second quarter in a row, and book value modestly increased as market volatility remained subdued during the quarter. We continued to reallocate capital out of hybrid ARMS and into 30-year fixed-rate securities, and our portfolio is now substantially more liquid than it was at the beginning of the year. Asset credit spreads remain tight, but we believe our investment portfolio, liquidity and capital position are well structured should market volatility return. Longer-term we see investment opportunities expanding for Dynex from favorable U.S. demographic trends in the housing market, as well as potentially greater return opportunities as the Federal Reserve reduces its footprint in the mortgage market and as the GSEs are reformed."
Earnings Summary
Comprehensive income and net income to common shareholders for the third quarter of 2017 was $13.6 million and $7.5 million, respectively compared to comprehensive income of $2.3 million and a net loss to common shareholders of $(10.1) million in the second quarter of 2017. Core net operating income to common shareholders, a non-GAAP measure reconciled in a supplement to this release, was $9.4 million for the third quarter of 2017 versus $9.3 million for the second quarter of 2017.
Third quarter results for 2017 benefited from an increase of $2.6 million in drop income from the Company's TBA dollar roll transactions which helped offset the $2.9 million decline in net interest income compared to the second quarter of 2017 and loss on sales of adjustable-rate Agency RMBS of $5.2 million during the third quarter of 2017. Net interest income declined during the third quarter primarily as a result of higher financing costs and lower net prepayment compensation on CMBS. Results for the third quarter of 2017 also benefited from a decline of $0.5 million in general and administrative costs.
Book Value and Economic Return
Book value per common share increased $0.08 to $7.46 at September 30, 2017 from June 30, 2017 as a result of credit spread tightening on MBS which more than offset the impact of higher interest rates. Economic return on book value was 3.5% for the third quarter of 2017 and 11.4% for the first nine months of 2017. Economic return on book value is calculated by dividing (i) the sum of dividends declared per common share and the change in book value per common share by (ii) beginning book value per common share.
Summary of Investments and Related Financing
For the third quarter of 2017, average interest earning assets and average TBA securities on an if-settled basis totaled $3.8 billion compared to $3.4 billion for the second quarter of 2017. The Company continued to increase its investment in 30-year fixed-rate Agency RMBS during the third quarter, including both specified pools and TBA securities, which are more liquid than other investments. Management also believes these investments will outperform other asset types if credit spreads widen and have more predictable prepayments than adjustable-rate RMBS given the environment.
The following table summarizes activity for the Company’s MBS portfolio including TBA securities (as if settled) for the third quarter of 2017:

($ in thousands)	Fair Value at June 30, 2017	Net Purchases (Sales)	Paydowns	Net Premium Amortization	Unrealized Gain (Loss)	Fair Value at September 30, 2017
Fixed rate Agency RMBS	$—	$542,939	$(1,549)	$(128)	$(1,903)	$539,359
Fixed rate TBA securities(1)	414,644	267,501	—	—	1,535	683,680
Adjustable-rate Agency RMBS	738,584	(397,551)	(39,673)	(1,601)	4,023	303,782
Agency CMBS	1,320,618	6,386	(20,583)	(1,266)	2,334	1,307,489
CMBS IO	764,081	3,085	—	(38,832)	2,133	730,467
Non-Agency other	40,743	—	(404)	403	(395)	40,347
	$3,278,670	$422,360	$(62,209)	$(41,424)	$7,727	$3,605,124

(1)
TBA securities are accounted for as "derivative assets (liabilities)" on our consolidated balance sheet at their net carrying value which represents the difference between the market value and the cost basis of the TBA contract as of the end of the period. Activity shown reflects the change in market value (if settled) during the quarter.

The Company's net interest spread on its investments declined 18 basis points to 1.47% for the third quarter of 2017 from 1.65% for the second quarter of 2017. The Company's adjusted net interest spread including drop income from TBA securities was 1.44%, a decline of 6 basis points from the prior quarter. Effective yield on MBS increased approximately 5 basis points to 2.94% during the third quarter of 2017 primarily as a result of shifting the portfolio to fixed-rate Agency RMBS which earn a higher yield than the hybrid Agency ARMs that were sold. The implied effective yield earned by the Company's average amortized cost of TBA securities of $797.5 million (on an if-settled basis) was 3.03%. The Company's cost of funds increased 23 basis points for the third quarter of 2017 compared to the second quarter of 2017 primarily as a result of the increase in short-term interest rates. Adjusted costs of funds, a non-GAAP measure, increased 20 basis points to 1.66% for the third quarter of 2017 from 1.46% for the prior quarter. Net periodic interest costs from interest rate swaps were lower for the third quarter of 2017 compared to the prior quarter, which partially offset the impact from higher short-term interest rates.
The following table summarizes the Company's borrowings by collateral type for the periods indicated:

	Three Months Ended September 30, 2017 (1)		Three Months Ended June 30, 2017
	Average Balance	Weighted Average Rate	Average Balance	Weighted Average Rate
($ in thousands)
Agency CMBS	$1,202,137	1.27%	$1,114,529	1.04%
Non-Agency CMBS	20,159	2.18%	47,828	1.96%
Agency CMBS IO	346,399	2.05%	349,997	1.85%
Non-Agency CMBS IO	287,992	2.15%	298,507	1.93%
Agency RMBS	755,990	1.28%	925,146	1.03%
Non-Agency RMBS	—	—%	12,884	2.32%
Securitization financing bond	3,573	2.57%	4,128	2.36%
Total repurchase agreement financing	2,616,250	1.48%	2,753,019	1.26%
Other financing (2)	5,817	1.97%	6,003	1.77%
Total average liabilities and cost of funds (3)	$2,622,067	1.48%	$2,759,022	1.25%

(1)	Information on our repurchase agreements outstanding as of September 30, 2017 is provided in the supplement to this release.

(2)
Other financing for both periods presented includes non-recourse collateralized financing collateralized with a portion of the mortgage loans held for investment, net on the Company's consolidated balance sheet.

(3)
Total cost of funds includes amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive income as a result of the Company's discontinuation of hedge accounting effective June 30, 2013.

Hedging Summary
The Company uses interest rate swaps to mitigate the impact of higher interest rates on its earnings and book value. As of September 30, 2017, the Company held interest rate swaps with a net notional balance of $5.4 billion and a weighted average remaining maturity of 3.2 years, which includes approximately $2.4 billion of forward starting interest rate swaps. During the third quarter of 2017, the average net notional balance of current pay interest rate swaps outstanding was $2.7 billion at a weighted average net pay-fixed rate of 1.37% versus an average notional of $2.1 billion in effective interest rate swaps at a weighted average net pay-fixed rate of 1.30% for the second quarter of 2017. The following table summarizes the notional amount and weighted average rate of the Company's interest rate swaps by year of expiration and the weighted average notional amount in effect and the related weighted average rate by year.

	September 30, 2017
	By Amount Expiring		By Amount Effective
	Net Notional	Weighted Average Rate	Weighted Average Notional	Weighted Average Rate
($ in thousands)
Remainder of 2017	$—	—%	$3,039,565	1.43%
2018	2,300,000	1.29%	2,783,425	1.79%
2019	160,000	1.37%	2,179,027	1.92%
2020	550,000	1.28%	1,820,451	2.09%
2021	200,000	1.93%	1,870,479	2.17%
2022	1,060,000	1.93%	1,333,178	2.38%
2023	—	—%	1,175,000	2.45%
2024	100,000	2.17%	1,101,503	2.47%
2025	525,000	2.65%	694,795	2.43%
2026	450,000	2.31%	465,616	2.35%
2027	100,000	2.35%	20,822	2.35%

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS, CMBS, and CMBS IO.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including core net operating income to common shareholders (including per common share), adjusted interest expense, adjusted net interest income and the related metrics adjusted cost of funds and adjusted net interest spread. Schedules reconciling core net operating income to common shareholders, adjusted interest expense, and adjusted net interest income to GAAP financial measures are provided as a supplement to this release. Management views core net operating income to common shareholders as an estimate of the net interest earnings from our investments after operating expenses and preferred stock dividends. In addition to the non-GAAP reconciliation set forth in the supplement to this release, which derives core net operating income to common shareholders from GAAP net income to common shareholders as the nearest GAAP equivalent measure, core net operating income to common shareholders can also be determined by adjusting net interest income to include interest rate swap periodic interest costs, drop income on TBA securities, general and administrative expenses (GAAP), and preferred dividends. Management includes drop income in core net operating income and in adjusted net interest income because TBA securities are viewed by management as economically equivalent to holding and financing Agency RMBS using short-term repurchase agreements. Management also includes periodic interest costs from its interest rate swaps, which are included in "gain(loss) on derivatives instruments" on the Company's consolidated statements of comprehensive income, in adjusted net interest expense and in adjusted net interest income because interest rate swaps are used by the Company to economically hedge the Company's borrowing costs from repurchase agreements, and including periodic interest costs from interest rate swaps is a helpful indicator of the Company’s total cost of financing in addition to GAAP interest expense. Because these measures are used in the Company's internal analysis of financial and operating performance, management believes that they provide greater transparency to our investors of management's view of our economic performance. Management also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers. Because these non-GAAP financial measures include or exclude, as applicable, certain items used to compute GAAP net income to common shareholders, GAAP net interest income, or GAAP interest expense, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income. In addition, because not all companies use identical calculations, the Company's presentation of its non-GAAP measures may not be comparable to other similarly-titled measures of other companies.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding future interest rates, future market credit spreads, our views on expected characteristics of future investment environments, prepayment rates and investment risks,, future investment strategies, our future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, changes in monetary policy and in particular the impact of changes in balance sheet reinvestment policy of the Federal Reserve, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around the impact of government regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and ongoing financial institution regulatory reform efforts, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and other reports filed with and furnished to the Securities and Exchange Commission.

#	#	#

DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands except per share data)

	September 30, 2017	December 31, 2016
ASSETS	(unaudited)
Mortgage-backed securities	$2,921,444	$3,212,084
Mortgage loans held for investment, net	16,523	19,036
Cash and cash equivalents	117,702	74,120
Restricted cash	43,987	24,769
Derivative assets	368	28,534
Receivable for securities sold	13,435	—
Principal receivable on investments	3,359	11,978
Accrued interest receivable	19,267	20,396
Other assets, net	7,193	6,814
Total assets	$3,143,278	$3,397,731

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$2,519,230	$2,898,952
Payable for unsettled securities	77,357	—
Non-recourse collateralized financing	5,706	6,440
Derivative liabilities	133	6,922
Accrued interest payable	2,720	3,156
Accrued dividends payable	11,620	12,268
Other liabilities	2,413	2,809
Total liabilities	2,619,179	2,930,547

Shareholders’ equity:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized; 5,665,101 and 4,571,937 shares issued and outstanding, respectively ($141,628 and $114,298 aggregate liquidation preference, respectively)	$135,828	$110,005
Common stock, par value $.01 per share, 200,000,000 shares authorized; 51,262,350 and 49,153,463 shares issued and outstanding, respectively	513	492
Additional paid-in capital	742,845	727,369
Accumulated other comprehensive income (loss)	5,886	(32,609)
Accumulated deficit	(360,973)	(338,073)
Total shareholders' equity	524,099	467,184
Total liabilities and shareholders’ equity	$3,143,278	$3,397,731

Book value per common share	$7.46	$7.18

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
 (amounts in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Interest income	$23,103	$21,135	$70,378	$69,040
Interest expense	9,889	6,068	26,122	18,478
Net interest income	13,214	15,067	44,256	50,562

Gain (loss) on derivative instruments, net	5,993	2,409	(9,634)	(62,153)
Loss on sale of investments, net	(5,211)	—	(10,628)	(4,238)
Fair value adjustments, net	23	34	63	86
Other (loss) income, net	(109)	545	(150)	898
General and administrative expenses:
Compensation and benefits	(2,070)	(1,736)	(6,356)	(5,829)
Other general and administrative	(1,529)	(1,619)	(5,620)	(5,288)
Net income (loss)	10,311	14,700	11,931	(25,962)
Preferred stock dividends	(2,808)	(2,294)	(7,885)	(6,882)
Net income (loss) to common shareholders	$7,503	$12,406	$4,046	$(32,844)

Other comprehensive income:
Change in net unrealized gain on available-for-sale investments	$981	$769	$28,087	$61,260
Reclassification adjustment for loss on sale of investments, net	5,211	—	10,628	4,238
Reclassification adjustment for de-designated cash flow hedges	(48)	(99)	(220)	(152)
Total other comprehensive income	6,144	670	38,495	65,346
Comprehensive income to common shareholders	$13,647	$13,076	$42,541	$32,502

Net income (loss) per common share-basic and diluted	$0.15	$0.25	$0.08	$(0.67)
Weighted average common shares	49,832	49,147	49,411	49,102

DYNEX CAPITAL, INC.
KEY STATISTICS
(UNAUDITED)
 ($ in thousands except per share data)

As Of
September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Portfolio and Other Balance Sheet Statistics:
Total MBS fair value	$2,921,444	$2,864,026	$3,186,749	$3,212,084	$3,110,467
Agency CMBS, amortized cost	$1,314,925	$1,330,084	$1,257,330	$1,166,454	$909,365
Agency CMBS, par	$1,302,237	$1,315,974	$1,243,516	$1,152,586	$898,317
Agency RMBS-fixed rate, amortized cost	$541,262	$—	$—	$—	$—
Agency RMBS-fixed rate, par	$522,099	$—	$—	$—	$—
Agency RMBS-variable rate, amortized cost	$305,265	$744,089	$1,082,108	$1,214,324	$1,300,997
Agency RMBS-variable rate, par	$294,254	$715,015	$1,033,735	$1,157,258	$1,239,856
CMBS IO, amortized cost(1)	$717,115	$752,861	$761,083	$757,892	$730,760
Other non-Agency MBS, amortized cost	$37,441	$37,443	$99,080	$106,297	$116,133
Net TBA position, fair value (if settled)	$683,680	$414,644	$—	$—	$—
Net TBA position, amortized cost (if settled)	$683,813	$416,312	$—	$—	$—
Net TBA position, carrying value	$(133)	$(1,668)	$—	$—	$—
Book value per common share, end of period	$7.46	$7.38	$7.52	$7.18	$7.76
Leverage including TBAs at cost as if settled at period end (2)	6.3	x	6.0	x	5.8	x	6.3	x	5.8	x

Three Months Ended
September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Performance Statistics:
Net income (loss) per common share	$0.15	$(0.20)	$0.13	$1.36	$0.25
Core net operating income per common share (3)	$0.19	$0.19	$0.15	$0.20	$0.20
Comprehensive income (loss) per common share	$0.27	$0.05	$0.54	$(0.37)	$0.27
Dividends per common share	$0.18	$0.18	$0.18	$0.21	$0.21
Average interest earning assets (4)	$2,960,595	$3,107,014	$3,206,026	$3,166,598	$3,110,884
Average TBA position	797,484	259,842	—	—	—
Average interest bearing liabilities	2,622,067	$2,759,022	$2,850,092	$2,832,870	$2,806,948
Effective yield on investments	2.95%	2.90%	2.79%	2.78%	2.75%
Cost of funds (5)	1.48%	1.25%	1.06%	0.94%	0.85%
Net interest spread	1.47%	1.65%	1.73%	1.84%	1.90%
Adjusted cost of funds (6)	1.66%	1.46%	1.16%	0.97%	0.88%
Adjusted net interest spread (7)	1.44%	1.50%	1.63%	1.81%	1.87%
CPR for adjustable-rate Agency RMBS (8)	17.1%	16.8%	16.3%	19.3%	18.9%
CPR for fixed-rate Agency RMBS (8)	1.3%	—%	—%	—%	—%

(1)	CMBS IO includes Agency and non-Agency issued securities.

(2)	Leverage equals the sum of (i) total liabilities and (ii) amortized cost basis of TBA securities (if settled) divided by total shareholders' equity.

(3)	Non-GAAP financial measures are reconciled in the supplement to this release.

(4)	Includes mortgage loans held for investment and does not include net TBA position.

(5)	Percentages shown are equal to annualized interest expense divided by average interest bearing liabilities.

(6)	Adjusted cost of funds is equal to annualized adjusted interest expense (a non-GAAP measure) divided by average interest bearing liabilities.

(7)	Adjusted net interest spread is calculated by deducting adjusted cost of funds from effective yield and also includes drop income from TBAs.

(8)	Represents the average constant prepayment rate ("CPR") experienced during the quarter.

DYNEX CAPITAL, INC.
SUPPLEMENTAL INFORMATION
(UNAUDITED)
 ($ in thousands)

Computations of Non-GAAP Measures:	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Net interest income	$13,214	$16,142	$14,900	$16,105	$15,067
Add: drop income	3,902	1,351	—	—	—
Add: net periodic interest costs (1)	(1,131)	(1,352)	(615)	(140)	(155)
Less: de-designated hedge accretion (2)	(48)	(73)	(99)	(99)	(99)
Adjusted net interest income	15,937	16,068	14,186	15,866	14,813
Other (loss) income	(109)	4	(46)	(18)	545
General and administrative expenses	(3,599)	(4,097)	(4,280)	(3,589)	(3,355)
Preferred stock dividends	(2,808)	(2,641)	(2,435)	(2,303)	(2,294)
Core net operating income to common shareholders	$9,421	$9,334	$7,425	$9,956	$9,709

(1)	Amount represents net periodic interest costs on effective interest rate swaps outstanding during the period and exclude termination costs and changes in fair value.

(2)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive income as a result of the Company's discontinuation of cash flow hedge accounting effective June 30, 2013.

	September 30, 2017		December 31, 2016
Repurchase Agreements by Collateral Type:	Balance	Weighted Average Rate	Balance	Weighted Average Rate
Agency CMBS	1,188,230	1.31%	1,005,726	0.82%
Non-Agency CMBS	15,625	2.14%	66,881	1.63%
Agency CMBS IO	336,187	2.06%	346,892	1.57%
Non-Agency CMBS IO	279,981	2.15%	291,199	1.67%
Agency RMBS	695,841	1.31%	1,157,302	0.82%
Non-Agency RMBS	—	—%	26,149	1.98%
Securitization financing bond	3,366	2.58%	4,803	2.00%
Total repurchase agreements	$2,519,230	1.51%	$2,898,952	1.03%

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
GAAP net income (loss) to common shareholders	$7,503	$(10,073)	$6,616	$66,758	$12,406
Less:
Accretion of de-designated cash flow hedges (1)	(48)	(73)	(99)	(99)	(99)
Change in fair value of derivative instruments, net (2)	(3,222)	15,801	(790)	(56,686)	(2,564)
Loss on sale of investments, net	5,211	3,709	1,708	—	—
Fair value adjustments, net	(23)	(30)	(10)	(17)	(34)
Core net operating income to common shareholders	$9,421	$9,334	$7,425	$9,956	$9,709

Weighted average common shares	49,832	49,218	49,176	49,151	49,147
Core net operating income per common share	$0.19	$0.19	$0.15	$0.20	$0.20

(1)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive income as a result of the Company's discontinuation of hedge accounting effective June 30, 2013.

(2)	Amount represents net realized and unrealized gains and losses on derivatives and excludes net periodic interest costs related to these instruments.

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	Amount	Amount	Amount	Amount	Amount
GAAP net interest income	$13,214	$16,142	$14,900	$16,105	$15,067
Add: TBA drop income	3,902	1,351	—	—	—
Add: net periodic interest costs (1) (2)	(1,131)	(1,352)	(615)	(140)	(155)
Less: de-designated hedge accretion (3)	(48)	(73)	(99)	(99)	(99)
Non-GAAP adjusted net interest income	$15,937	$16,068	$14,186	$15,866	$14,813

GAAP interest expense	$9,889	$8,714	$7,519	$6,753	$6,068
Add: net periodic interest costs (1) (2)	1,131	1,352	615	140	155
Less: de-designated hedge accretion (3)	48	73	99	99	99
Non-GAAP adjusted interest expense	$11,068	$10,139	$8,233	$6,992	$6,322

(1)	Amount represents net periodic interest costs on effective interest rate swaps outstanding during the period and exclude termination costs and changes in fair value.

(2)	Amount related to interest rate swaps hedging TBA position was $829 and $475 for the three months ended September 30, 2017 and June 30, 2017, respectively.

(3)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive income as a result of the Company's discontinuation of hedge accounting effective June 30, 2013.